Exhibit 10.13

[EXECUTION COPY]

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into this 1st day of April, 2007 by and between Tribune Company, a Delaware corporation (the “Company”), and each of Chandler Trust No. 1 and Chandler Trust No. 2 (Chandler Trust No. 1 and Chandler Trust No. 2 collectively being the “Shareholders”).

WHEREAS, concurrently herewith, GreatBanc Trust Company, not in its individual or corporate capacity, but solely as trustee of the Tribune Employee Stock Ownership Trust, which forms a part of the Tribune Employee Stock Ownership Plan (the “ESOP”), Tesop Corporation, a Delaware corporation wholly owned by the ESOP (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”) (unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Merger Agreement) pursuant to which the ESOP will acquire the Company by merging Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as the surviving corporation (the “Surviving Corporation”);

WHEREAS, the Company, EGI-TRB, L.L.C. (“EGI-TRB”) and Samuel Zell have concurrently herewith entered into that certain Securities Purchase Agreement, dated April 1, 2007 (the “EGI-TRB Purchase Agreement”), pursuant to which EGI-TRB will purchase from the Company, (i) as soon as practicable following the execution and delivery of the EGI-TRB Purchase Agreement, (a) newly-issued shares of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”), and (b) an unsecured subordinated exchangeable promissory note, and (ii) immediately following the consummation of the Merger, (x) an unsecured subordinated promissory note and (y) warrants to purchase shares of Company Common Stock;

WHEREAS, concurrently herewith, the ESOP and the Company have entered into an ESOP Purchase Agreement (as amended from time to time, the “ESOP Purchase Agreement”) pursuant to which the ESOP has, on the terms and subject to the conditions set forth in the ESOP Purchase Agreement, agreed to purchase shares of Company Common Stock;

WHEREAS, as of the date hereof, each Shareholder is the record and beneficial owner of, and has the sole right to vote and dispose of, that number of shares of Company Common Stock (such shares, together with any other capital stock of the Company acquired by such Shareholder after the date hereof whether acquired directly or indirectly, upon the exercise of options, conversion of convertible securities or otherwise, being collectively referred to herein as the “Shares”) set forth on Attachment A hereto;

WHEREAS, concurrently herewith and as a condition to the Shareholders’ execution of this Agreement, the Company and the Shareholders have entered into a Registration Rights Agreement (as amended from time to time, the “Registration Rights Agreement”) pursuant to which the Company has granted the Shareholders certain registration rights with respect to the Shares; and

WHEREAS, obtaining appropriate shareholder approval is a condition to the consummation of the Merger and certain of the other transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

VOTING

Section 1.1             Agreement to Vote.  Each Shareholder irrevocably and unconditionally hereby agrees that from and after the date hereof until the earlier of (a) the Effective Time and (b) any date of termination of the Merger Agreement in accordance with its terms (the “Expiration Time”), at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s shareholders, however called, or in connection with any written consent of the Company’s shareholders, each Shareholder will (i) appear at such meeting or otherwise cause its Owned Shares (as defined below) to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by written consent, if applicable) all of such Shareholder’s Shares beneficially owned by such Shareholder as of the relevant time (the “Owned Shares”), (A) for approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, (B) against any Alternative Proposal, without regard to the terms of such Alternative Proposal, or any other proposal made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions contemplated by the Merger Agreement, (C) against any agreement, amendment of any agreement (including the Company’s certificate of incorporation or by-laws), or any other action that is intended or would reasonably be expected to prevent, impede, or, in any material respect, interfere with, delay, postpone or discourage the transactions contemplated by the Merger Agreement, other than those specifically contemplated by this Agreement, the Merger Agreement or the other agreements contemplated thereby and (D) against any action, agreement, transaction or proposal that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Merger Agreement, the EGI-TRB Purchase Agreement or the ESOP Purchase Agreement.

Section 1.2             Restrictions on Transfers.  The Shareholders hereby agree that, from the date hereof until the Expiration Time, they shall not, directly or indirectly, sell, assign, give, mortgage, pledge, hypothecate, issue, bequeath or in any manner encumber or dispose of, or permit to be sold, assigned, encumbered, attached or otherwise disposed of in any manner, whether voluntarily, involuntarily or by operation of law, with or without consideration (collectively, “Transfer”), Owned Shares in an aggregate of five percent (5%) of the Company’s outstanding Common Stock in a single Transfer or series of related Transfers to a third party other than Goldman Sachs & Co. (“Goldman Sachs”) or another financial intermediary as nominee, underwriter or otherwise for further distribution thereof, unless as a condition to any such Transfer or Transfers, the transferee or transferees shall execute an agreement that contains the same substantive covenants regarding voting and the granting of a proxy as are contained in this Agreement (except to reflect the change of the Shareholder).

Section 1.3             Irrevocable Proxy.  Each Shareholder hereby revokes any and all previous proxies granted with respect to his, her or its Owned Shares.  Subject to the last two sentences of this Section 1.3, upon the request of the Company and subject to applicable law, each Shareholder shall, or shall use its reasonable efforts to cause Goldman Sachs as the nominee of the Shareholders to, irrevocably appoint the Company or its designee as such Shareholder’s proxy, to vote (or cause to be voted) his, her or its Owned Shares in favor of approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, as applicable, and subject to and otherwise in accordance with Section 1.1 hereof.  Such proxy shall be irrevocable and coupled with an interest and shall be granted in consideration of the Company entering into the Registration Rights Agreement.  In the event that Goldman Sachs for any reason fails to irrevocably appoint the Company or its designee as such Shareholder’s proxy in accordance with this Section 1.3, such Shareholder shall cause Goldman Sachs to vote his, her or its Owned Shares in accordance with Section 1.1 hereof.  In the event that any Shareholder or Goldman Sachs fails for any reason to vote his, her or its Owned Shares in accordance with the requirements of Section 1.1 hereof, then the Company or its designee shall have the right to vote such Shareholder’s Owned Shares in accordance with Section 1.1.  Subject to applicable law, the vote of the Company or its designee shall control in any conflict between the vote by the Company or its designee of such Shareholder’s Owned Shares and a vote by such Shareholder (or Goldman Sachs on behalf of such Shareholder) of his, her or its Owned Shares.  Notwithstanding the foregoing, the proxy granted by each Shareholder and/or Goldman Sachs shall be automatically revoked upon termination of this Agreement in accordance with its terms.

Section 1.4             Inconsistent Agreements.  Each Shareholder hereby agrees that he, she or it shall not enter into any agreement, contract or understanding with any person prior to the termination of the Merger Agreement directly or indirectly to vote, grant a proxy or power of attorney or give instructions with respect to the voting of such Shareholder’s Owned Shares in any manner which is inconsistent with this Agreement.

Section 1.5             Waiver of Voting Restriction in Distribution Agreements.  The Company and the Shareholders hereby agree to waive Section 4.6(b) of the Distribution Agreements (as hereinafter defined) with respect to, and only with respect to, voting all of the Owned Shares as contemplated by this Agreement.  The “Distribution Agreements” shall mean (i) the Distribution Agreement, dated September 21, 2006, by and among TMCT, LLC, the Company, Candle Holdings Corporation, Fortify Holdings Corporation and the Shareholders and (ii) the Distribution Agreement, dated September 21, 2006, by and among TMCT II, LLC, the Company, Fortification Holdings Corporation, Wick Holdings Corporation, Eagle New Media Investments, LLC, Eagle Publishing, LLC and the Shareholders.  For purposes of clarification, the provisions of Section 4.6(b) of the Distribution Agreements do not apply to the transfer of any Owned Shares by a Trust Member (as defined in the Distribution Agreements) to any person other than a beneficiary of a Trust Member following the transfer of all of such Trust Member’s right, title and interest in and to the Owned Shares.

ARTICLE II

NO SOLICITATION

Section 2.1             General.  Each Shareholder in his, her or its capacity as a shareholder of the Company shall not, and shall direct his, her or its Representatives not to, directly or indirectly, (a) solicit, initiate or knowingly facilitate or encourage any inquiry with respect to, or the making, submission or announcement of, any Alternative Proposal, (b) participate in any negotiations regarding, or furnish to any person any nonpublic information regarding, an Alternative Proposal, (c) engage in discussions with any person regarding an Alternative Proposal, (d) approve, endorse or recommend any Alternative Proposal, (e) enter into any letter of intent or agreement in principle or any agreement providing for any Alternative Proposal, or (f) otherwise cooperate with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any person (other than EGI-TRB, the ESOP, Merger Sub or their respective Representatives) with respect to, or which would reasonably be expected to result in, an Alternative Proposal (the activities specified in clauses (a) through (f) being hereinafter referred to as the “Restricted Activities”); provided, that if the Company is engaging in Restricted Activities in compliance with Section 5.3 of the Merger Agreement, the Shareholders may participate with the Company in such Restricted Activities.  Each Shareholder shall promptly inform his, her or its Representatives of the obligations under this Section 2.1.  Without limiting the foregoing, it is understood that any action of any Representative of any Shareholder that would be a violation if taken by such Shareholder shall be deemed to be a breach of this Section 2.1 by such Shareholder.

Section 2.2             Notification.  Each Shareholder promptly shall advise the Company, EGI-TRB and the ESOP orally and in writing of (a) any Alternative Proposal after the date hereof or indication or inquiry after the date hereof with respect to or that would reasonably be expected to lead to any Alternative Proposal, (b) any request after the date hereof for nonpublic information relating to the Company or its Subsidiaries, other than requests for information not reasonably expected to be related to an Alternative Proposal, or (c) any inquiry or request after the date hereof for discussion or negotiation regarding an Alternative Proposal, including in each case the identity of the person making any such Alternative Proposal or indication or inquiry and the material terms of any such Alternative Proposal or indication or inquiry (including copies of any document or correspondence evidencing such Alternative Proposal or inquiry).  Each Shareholder shall keep the Company, EGI-TRB and the ESOP reasonably informed on a current basis (and in any event promptly after the occurrence of any changes or developments) of the status (including the material terms and conditions thereof and any material change thereto) of any such Alternative Proposal or indication or inquiry, including furnishing copies of any written revised proposals.  No Shareholder shall enter into any confidentiality agreement with any person subsequent to the date of this Agreement which prohibits such Shareholder from providing such information to the Company, EGI-TRB or the ESOP as required by this Section 2.2.

Section 2.3             Ongoing Discussions.  On the date hereof, each Shareholder shall, and shall direct his, her or its Representatives to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to any Alternative Proposal.

Section 2.4             Capacity.  Each Shareholder is signing this Agreement solely in such Shareholder’s capacity as a shareholder of the Company and nothing contained herein shall limit or affect any actions taken by any Shareholder in his, her or its capacity as an officer or director of the Company, and no action taken in any such capacity as an officer or director shall be deemed to constitute a breach of this Agreement.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF SHAREHOLDERS

Section 3.1             Representations and Warranties.  Each Shareholder represents and warrants to the Company as follows: (a) such Shareholder has the requisite capacity and all necessary power and authority to execute and deliver this Agreement and to perform his, her or its obligations hereunder, (b) this Agreement has been duly executed and delivered by such Shareholder and the execution, delivery and performance of this Agreement by such Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Shareholder, (c) assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes the valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors, rights generally and by general equitable principles, (d) the execution and delivery of this Agreement by such Shareholder does not conflict with or violate any law or agreement binding upon it, nor require any consent, notification, regulatory filing or approval, except for the filing with the Securities and Exchange Commission of an amendment to Schedule 13D by the Shareholders, and (e) except for (i) restrictions in favor of the Company pursuant to this Agreement or the Distribution Agreements and (ii) such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the “blue sky” laws of the various states of the United States, such Shareholder owns, beneficially and of record, all of such Shareholder’s Owned Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement) and has sole voting power and sole power of disposition with respect to such Shareholder’s Owned Shares, with no restrictions on such Shareholder’s rights of voting or disposition pertaining thereto and no person other than such Shareholder has any right to direct or approve the voting or disposition of any of such Shareholder’s Owned Shares.

Section 3.2             Covenants.  From the date hereof until the Expiration Time:

(a)           each Shareholder agrees not take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing, impeding, or, in any material respect, interfering with or adversely affecting the performance by such Shareholder of its obligations under this Agreement;

(b)           each Shareholder hereby waives any rights of appraisal or rights of dissent from the Merger that such Shareholder may have;

(c)           each Shareholder hereby agrees, while this Agreement is in effect, to promptly notify the Company of the number of any new Shares acquired by such Shareholder, if any, after the date hereof.  Any such Shares shall be subject to the terms of this Agreement as though owned by the Shareholder on the date hereof;

(d)           from time to time, at the request of the Company and without further consideration, each Shareholder shall execute and deliver such additional documents and take all such further action as may be necessary to consummate and make effective the transactions contemplated by this Agreement; and

(e)           each Shareholder, severally and not jointly, hereby authorizes the Company to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement such Shareholder’s identity and ownership of the Owned Shares and the nature of such Shareholder’s obligation under this Agreement; provided that such Shareholder is provided with a reasonable opportunity to review and comment on such disclosure.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.1             Representations and Warranties of the Company.  The Company represents and warrants to each Shareholder as follows: (a) each of this Agreement, the EGI-TRB Purchase Agreement, the ESOP Purchase Agreement and the Merger Agreement has been approved by the Company’s board of directors, (b) each of this Agreement, the EGI-TRB Purchase Agreement, the ESOP Purchase Agreement and the Merger Agreement has been duly executed and delivered by a duly authorized officer or other representative of the Company and (c) assuming the due authorization, execution and delivery of this Agreement by each Shareholder, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors rights generally and by general equitable principles.

ARTICLE V

TERMINATION

Section 5.1             Termination.  This Agreement shall automatically terminate and be of no further force or effect upon the Expiration Time (other than with respect to this Section 5.1 and Article VI, which shall survive any termination of this Agreement); provided that no such termination shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination.

ARTICLE VI

MISCELLANEOUS

Section 6.1             Expenses.  Except as otherwise agreed in writing, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses.

Section 6.2             Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any business day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next business day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

To the Shareholders:

Chandler Trust No. 1 and Chandler Trust No. 2
350 W. Colorado Boulevard, Suite 230
Pasadena, CA 91105
Attn: Warren B. Williamson
Tel: (626) 793-2623
Fax: (626) 793-0814

with a copy to:

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue, 47th Floor
Los Angeles, CA 90071
Attn: Andrew E. Bogen and Peter W. Wardle
Tel: (213) 229-7000
Fax: (213) 229-7520

To the Company:

Tribune Company
435 North Michigan Avenue
Chicago, IL 60611
Attn: Crane H. Kenney
Senior Vice President, General Counsel & Secretary
Tel: (312) 222-2491
Fax: (312) 222-4206

with copies to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attn: Steven A. Rosenblum and Peter E. Devine
Tel: (212) 403-1000
Fax: (212) 403-2000

and

Sidley Austin LLP
One South Dearborn Street
Chicago, IL 60603
Attn: Thomas A. Cole and Larry A. Barden
Tel: (312) 853-7473 and (312) 853-7785
Fax: (312) 853-7036

and

Skadden, Arps, Slate, Meagher & Flom LLP
Suite 2100
333 West Wacker Drive
Chicago, IL 60606
Attn: Charles W. Mulaney, Jr.
Tel: (312) 407-0700
Fax: (312) 407-0411

and

Jenner & Block LLP
330 N. Wabash Ave.
Chicago, IL 60611
Attn: Joseph P. Gromacki
Tel: (312) 923-2637
Fax: (312) 923-2737

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.  Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) business days after the notice is given, whichever is later.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 6.3             Amendments, Waivers, Etc.  At any time prior to the Expiration Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Shareholders, or in the case of a waiver, by the party against whom the waiver is to be effective.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with his or its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of his or its right to exercise any such or other right, power or remedy or to demand such compliance.

Section 6.4             Successors and Assigns; Share Transfers.

(a)           Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, including any corporate successor by merger or otherwise, and any transferee of Shares that is a trust which has the same trustees as the Shareholders (each an “Affiliated Trust”).

(b)           The Company agrees to use its commercially reasonably efforts to assist the Shareholders, and to cause its transfer agent to assist the Shareholder, with transfers of Shares to an Affiliated Trust or among Affiliated Trusts, in each case whether in certificated form or by electronic book entry.  Notwithstanding any transfer of Shares to an Affiliated Trust, the transferor shall remain liable for the performance of all obligations of transferor under this Agreement.

Section 6.5             No Third Party Beneficiaries.  Nothing expressed or referred to in this Agreement will be construed to give any person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except as such rights as may inure to a successor or permitted assignee under Section 6.4.

Section 6.6             No Partnership, Agency, or Joint Venture.  This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

Section 6.7             Entire Agreement.  This Agreement (including the attachment hereto) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof.

Section 6.8             Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 6.9             Specific Performance; Remedies Cumulative.  The parties hereto acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party, in addition to any other rights and remedies which the parties may have hereunder or at law or in equity, may, in his, her or its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.

Section 6.10           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 6.11           Jurisdiction.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).  In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the

Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.11, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject mater hereof, may not be enforced in or by such courts.

Section 6.12           Waiver of Jury Trial.  Each Shareholder hereby waives, to the fullest extent permitted by applicable law, any right he, she or it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.  Each Shareholder (a) certifies that no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of any such litigation, seek to enforce the foregoing waiver and (b) acknowledges that he, she or it has been induced to enter into this Agreement by, among other things, the consideration received by such Shareholder in respect of such Shareholder’s Owned Shares pursuant to the transactions contemplated by the Merger Agreement.

Section 6.13           Drafting and Representation.  Each of the parties has participated in the drafting and negotiation of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 6.14           Construction.  When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent, and references to all attachments thereto and instruments incorporated therein.

Section 6.15           Counterparts.  This Agreement may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

[Signature Page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

TRIBUNE COMPANY

By:	/s/ Dennis J. FitzSimons
Name: Dennis J. FitzSimons
Title:	Chairman, President and Chief Executive Officer

CHANDLER TRUST NO. 1

By:	/s/ Susan Babcock
Susan Babcock, as Trustee of Chandler
Trust No. 1 under Trust Agreement dated
June 26, 1935

By:	/s/ Jeffrey Chandler
Jeffrey Chandler, as Trustee of Chandler
Trust No. 1 under Trust Agreement dated
June 26, 1935

By:	/s/ Camilla Chandler Frost
Camilla Chandler Frost, as Trustee of
Chandler Trust No. 1 under Trust
Agreement dated June 26, 1935

By:	/s/ Roger Goodan
Roger Goodan, as Trustee of Chandler Trust
No. 1 under Trust Agreement dated June 26,
1935

By:	/s/ William Stinehart, Jr.
William Stinehart, Jr., as Trustee of
Chandler Trust No. 1 under Trust
Agreement dated June 26, 1935

By:	/s/ Judy C. Webb
Judy C. Webb, as Trustee of Chandler Trust
No. 1 under Trust Agreement dated June 26,
1935

By:	/s/ Warren B. Williamson
Warren B. Williamson, as Trustee of
Chandler Trust No. 1 under Trust
Agreement dated June 26, 1935

CHANDLER TRUST NO. 2

By:	/s/ Susan Babcock
Susan Babcock, as Trustee of Chandler
Trust No. 2 under Trust Agreement dated
June 26, 1935

By:	/s/ Jeffrey Chandler
Jeffrey Chandler, as Trustee of Chandler
Trust No. 2 under Trust Agreement dated
June 26, 1935

By:	/s/ Camilla Chandler Frost
Camilla Chandler Frost, as Trustee of
Chandler Trust No. 2 under Trust
Agreement dated June 26, 1935

By:	/s/ Roger Goodan
Roger Goodan, as Trustee of Chandler Trust
No. 2 under Trust Agreement dated June 26,
1935

By:	/s/ William Stinehart, Jr.
William Stinehart, Jr., as Trustee of
Chandler Trust No. 2 under Trust
Agreement dated June 26, 1935

By:	/s/ Judy C. Webb
Judy C. Webb, as Trustee of Chandler Trust
No. 2 under Trust Agreement dated June 26,
1935

By:	/s/ Warren B. Williamson
Warren B. Williamson, as Trustee of
Chandler Trust No. 2 under Trust
Agreement dated June 26, 1935

ATTACHMENT A

Shareholder	Capital Stock

Chandler Trust No. 1	22,881,590
Chandler Trust No. 2	25,244,751